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                                                                    EXHIBIT 99.1

                        CERTIFICATION OF PERIODIC REPORT

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
Section 1350, the undersigned officer of ARI NetworK Services, Inc. (the "Company"), hereby certifies that, to the knowledge of the undersigned:

         (1) the Company's Quarterly Report on Form 10-Q for the period ended April 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 16, 2003

                                      /s/ Brian E. Dearing
                                      ------------------------------------------
                                      Name: Brian E. Dearing
                                      Title: Chairman, Chief Executive Officer
                                      and President

         A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. The Statement "accompanies" the report to which it relates and shall not be deemed as "filed" as part of the report or otherwise for purposes of the Securities Exchange Act of 1934.